Exhibit 10(l)
                      JAMES RIVER CORPORATION OF VIRGINIA
                              DEFERRED STOCK PLAN
                         1993 AMENDMENT AND RESTATEMENT
     JAMES RIVER CORPORATION OF VIRGINIA, a Virginia corporation (the "Company"), has adopted this 1993 Amendment and Restatement of its Deferred Stock Plan, effective as of December 16, 1993. The Company further amended this Plan at its February 1994 Board of Directors meeting, effective as of December 16, 1993. This document reflects the amendment.
     1. PURPOSE. This Deferred Stock Plan (the "Plan") is intended to advance the interests of the Company by providing certain senior executive officers of the Company and its subsidiaries with an additional incentive to promote the Company's success and to encourage them to remain in the employ of the Company or a subsidiary of the Company. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.
     2. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning:
          a.   "ACT" The Securities Exchange Act of 1934, as amended.
          b. "APPLICABLE WITHHOLDING TAXES" The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with a distribution under the Plan.
          c.   "AWARD" An award of deferred stock under the Plan.
          d. "BENEFICIARY" The person or entity determined to be a Participant's Beneficiary pursuant to Section 11.
          e.   "BOARD" The Company's Board of Directors.
          f. "BOOK ACCOUNT" A book account established on the records of the Company for a Participant.
          g.   "CHANGE OF CONTROL"
               i. The acquisition by any unrelated Person of beneficial ownership (as that term is used for purposes of the Act) of 20% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term unrelated Person means any Person other than (x) the Company, its subsidiaries, and its affiliates, (y) an employee benefit plan or trust of the Company or its subsidiaries or affiliates, and (z) a Person that acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below.
               ii. As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.
          h.   "CODE" The Internal Revenue Code of 1986, as amended.
          i. "COMMITTEE" The committee appointed by the Board to administer this Plan.
          j. "COMPANY" James River Corporation of Virginia, and any successor by merger or otherwise.

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          k.   "COMPANY STOCK" Common stock of the Company. In the event of a change in the capital structure of the Company (as provided in
     Section 14), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.
          l. "CORPORATE CHANGE" A consolidation, merger, dissolution, or liquidation of the Company or a subsidiary, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company or a subsidiary; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.
          m.   "INSIDER" A person subject to Section 16(b) of the Act.
          n. "PARTICIPANT" A senior executive officer of the Company or a subsidiary who has been selected by the Committee to participate in the Plan.
          o.   "PERSON" An individual, entity or group (as that term is
     used for purposes of the Act).
          p.   "PLAN" The James River Corporation of Virginia Deferred
     Stock Plan.
          q. "RULE 16b-3" Rule 16b-3 of the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.
     3. ELIGIBILITY. The Committee shall grant Awards to certain senior executive officers of the Company and its subsidiaries who have rendered, and who are expected to continue to render, extraordinarily valuable services that are vital to the long-term success of the Company and its subsidiaries. The Committee shall choose the Participants and shall determine the value of the Award to be granted to each Participant and the vesting schedule and other terms of the Award.
     4. AWARDS. The value of an Award shall be determined as a dollar amount. As of the date of the Award, the Award shall be converted into hypothetical shares of Company Stock at the fair market value of the
Company Stock as of the business day immediately preceding the date on which the Award is granted. The Company shall establish a Book Account on its records for the Participant and shall credit to the Participant's Book Account the number of hypothetical shares of Company Stock granted pursuant to the Award. No actual shares of Company Stock or other certificates shall be issued when an Award is granted.
     5.   DIVIDENDS.
          a. As of the last day of each fiscal year of the Company, each Participant's Book Account shall be adjusted to take into account dividends that were declared on Company Stock during the fiscal year. The Committee shall first determine the amount of dividends that were declared as of each record date during the fiscal year with respect to shares of Company Stock equal to the number of hypothetical shares of Company Stock that were credited to the Participant's Book Account as of the record date. The total dividends shall then be converted into hypothetical shares of Company Stock by dividing the amount of the dividends by the fair market value of the Company Stock on the last business day of the fiscal year, and the nearest whole number of hypothetical shares of Company Stock so determined shall be credited to the Participant's Book Account.
          b. For the year in which the final payment is to be made from a Participant's Book Account, dividends shall be credited to the Participant's Book Account as of the date of the final payment. Dividends will be credited in a manner similar to that described above, based on the amount of dividends declared on Company Stock since the last day of the preceding fiscal year and the fair market value of Company Stock at the time payment is made.
     6. VESTING. A Participant's interest in the amount credited to his Book Account from time to time shall become vested in accordance with a vesting schedule established by the Committee. The vesting schedule shall provide that a Participant's interest shall become vested in annual increments over a period of time determined by the Committee, beginning no earlier than the first anniversary of the date on which the Award is granted. The Committee may establish a different vesting schedule for each Participant. If a Participant dies while he is employed by the Company or a subsidiary, his interest in his Book Account shall become 100% vested. If a Participant becomes disabled while he is employed by the Company or a subsidiary, 50% of his non-vested interest in his Book Account shall become vested, and the balance of his non-vested interest shall be forfeited. The Committee shall have complete discretion to determine whether a Participant has become disabled.
     7.   ELECTION OF FORM OF PAYMENT. When the Committee determines that an Award is to be granted, the Committee shall give the Participant an opportunity to elect, from the forms of payment described below, the form in which the amount credited to his Book Account is to be paid. The Participant must make the election in writing when he is first notified that he will be granted an Award. The election shall be irrevocable and may not be modified by the Participant.
          a. PRE-RETIREMENT FORM. The Participant may elect the pre-retirement form of payment, under which the amount credited to his Book Account will be paid to him in increments as it becomes vested.
          b. POST-RETIREMENT FORM. The Participant may elect the post-retirement form of payment, under which the amount credited to his Book Account will be paid to the Participant in substantially equal annual installments after his retirement from employment with the Company and its subsidiaries at or after age 65. At the time the Participant makes his election, the Participant shall designate the period over which the installment payments will be made. The Committee will have discretion to modify the form of installment payment designated by the Participant, if the Committee deems such a modification to be appropriate and in the best interests of the Company. If a Participant elects the post-retirement form of payment and dies after the installment payments begin, the remaining installments will be paid to the Participant's Beneficiary.
All elections under this Section 7 shall be made subject to the provisions of Section 10.
     8. TERMINATION OF EMPLOYMENT; FORFEITURES. If a Participant dies or otherwise terminates employment before he reaches age 65, any portion of the Participant's vested interest in his Book Account that has not previously been distributed shall be paid to the Participant (or, in the case of his death, to his Beneficiary) as follows:
          a. Unless the Committee determines otherwise, if (i) the Participant's termination of employment occurs because he retires at or after age 55, dies or becomes disabled and (ii) the Participant elected the post-retirement form of payment pursuant to Section 7(b), then the Participant's vested interest in his Book Account shall be paid in the manner selected by the Participant pursuant to Section 7(b), commencing at a date determined by the Committee.
          b.   In all other cases, the distributable amount shall be paid in substantially equal annual installments over a 15-year period, or in such other form of payment, within a period not exceeding 15 years, as the Committee deems appropriate and in the best interests of the Company.
The Participant's non-vested interest in his Book Account shall be forfeited if his employment terminates for any reason before age 65, in which case an amount equal to his non-vested interest as of the date on which his employment terminates shall be debited from his Book Account.
     9.   PAYMENT.
          a. The amount credited to each Participant's Book Account shall be paid to the Participant according to the form of payment selected by the Participant pursuant to Section 7, unless the Participant dies or otherwise terminates employment before age 65 and except as provided in Section 10. If the Participant dies or otherwise terminates employment before age 65, the Participant or his
     Beneficiary shall be entitled to payments only pursuant to Section 8, subject to the provisions of Section 10. Distributions shall be made within 30 days after the specified payment date.
          b.   The Committee shall determine whether a payment shall be
     made (i) in whole shares of Company Stock equal to the number of hypothetical whole shares of Company Stock to be distributed or (ii)
     in a combination of whole shares of Company Stock and cash, in such proportions as the Committee deems appropriate. When a payment is made partly in cash, the hypothetical shares of Company Stock then credited to the Participant's Book Account shall be valued, for purposes of the payment, at the fair market value of Company Stock at the time the payment is made. The Committee shall have sole discretion to determine the form of payment.
          c. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company
     Stock may then be listed, (ii) completion of any required registration or other qualification of such shares under state or federal law or regulation that the Committee shall, in its sole discretion, determine is necessary or advisable, and (iii) the Committee shall have been advised by counsel that all applicable legal requirements have been complied with.
          d.   All benefits under the Plan shall be paid subject to
     required Applicable Withholding Taxes. Applicable Withholding Taxes will automatically be withheld from all payments.
     10.  DEFERRAL OF PAYMENT.
          a. The Committee shall defer payment of a Participant's Plan benefit if and to the extent that the sum of (i) the Participant's
     Plan benefit, plus (ii) all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid, exceeds the maximum amount of compensation that the Company may deduct under Code Section 162(m) with respect to the Participant for the year. A benefit deferred pursuant to this Section 10(a) shall be paid in the first fiscal year of the Company in which the sum of the Participant's Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Code Section 162(m). This Section 10(a) shall only apply to Participants and Plan benefits covered by Code Section 162(m) and shall apply only if and to the extent that the deferral will cause the Plan benefits to be deductible in a future year.
          b. The Committee may defer payment of part or all of a Plan benefit with respect to a Participant who is an Insider, to the extent necessary or appropriate to comply with Rule 16b-3.
          c.   The Committee shall have sole discretion to determine
     whether and to what extent Plan benefits are to be deferred pursuant to this Section 10 and when deferred payments shall be made. The Committee's determination shall be final and binding.
     11. BENEFICIARY. A Participant may designate, on a form provided by the Committee, one or more Beneficiaries to receive any payments that are to be made under the Plan after the Participant's death. If a Participant makes no valid designation, or if the designated Beneficiary fails to survive the Participant or otherwise fails to receive the benefits, then the Participant's Beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant's spouse (that is, the person to whom the Participant is legally married when the Participant dies), (b) the Participant's surviving descendants, PER STIRPES, or (c) the personal representative of the Participant's estate.
     12. FAIR MARKET VALUE OF COMMON STOCK. For purposes of the Plan, if the Company Stock is traded in the over-the-counter market, its fair market value on a given day shall be the mean between the closing bid and asked prices on such day as reported by NASDAQ. If the Company Stock is traded on an exchange, its fair market value on a given day shall be the closing price of the Company Stock on such day on the exchange on which it generally has the greatest trading volume. Fair market value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.
     13.  ADMINISTRATION.
          a. The Plan shall be administered by a Committee of two or more directors of the Company, who shall be appointed by the Board. If and to the extent required by Rule 16b-3, the Committee shall consist solely of disinterested persons as that term is defined in Rule 16b-3. If any member of the Committee fails to qualify as a disinterested person, such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Board from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.
          b. The Committee may adopt rules and regulations from time to time for carrying out the Plan. The Committee may impose such restrictions and requirements on Awards as it deems appropriate to ensure compliance with Rule 16b-3.
          c. The Committee has the express discretionary authority to construe and interpret the Plan, to resolve any ambiguities, to define any terms, to make determinations with respect to the eligibility for or amount of benefits, and to make any other determinations required by the Plan. The interpretation and construction of the Plan's provisions by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. All actions of the Committee shall be binding and conclusive on all persons for all purposes.
     14.  CHANGE IN CAPITAL STRUCTURE.
          a.   In the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or other securities to be issued under the Plan, the number and kind of hypothetical shares of stock or other securities allocated to Book Accounts, and any other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.
          b.   In the event the Company distributes to its shareholders as a dividend, or sells or causes to be sold to a Person other than the Company or a subsidiary or affiliate, shares of stock in any corporation (a Spin-off Company) which, immediately before the distribution or sale, was a majority-owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan, the number and kind of hypothetical shares of stock or other securities allocated to Book Accounts, and any other relevant provisions, and, without limiting the foregoing, may substitute securities of the Spin-off Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spin-off Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.
          c. If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the vesting and payment of Awards. The effectiveness of such acceleration shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.
          d. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.
     15. NUMBER. Up to 2,050,000 shares of Company Stock may be issued pursuant to the Plan, subject to the provisions of Section 14.
     16.  CLAIMS PROCEDURE.
          a. Each Participant (or Beneficiary of a deceased Participant) shall be entitled to file with the Committee a written claim for benefits under this Plan. The Committee will review the claim. If the claim is denied, in whole or in part, the Committee will furnish the claimant, within 90 days after the Committee's receipt of the claim
     (or within 180 days after such receipt, if special circumstances require an extension of time), a written notice of denial of the claim containing the following:
               i.   Specific reasons for the denial,
               ii. Specific reference to the pertinent Plan provisions on which the denial is based,
               iii. A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary, and
               iv.  An explanation of the claims review procedure.
          b. The claimant may request a review of the claim denial by an appeals committee appointed by the Board. The review may be requested in writing at any time within 90 days after the claimant receives written notice of the denial of his claim. The committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:
               i. Permit the claimant to review any documents that are pertinent to the claim,
               ii. Permit the claimant to submit to the committee issues and comments in writing, and
               iii. Afford the claimant an opportunity to meet with a
          quorum of the committee as part of the review procedure.
          The committee's decision on review shall be made in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the committee determines that special circumstances require an extension. The decision on review shall include specific reasons for the decision and specific references to the Plan provisions on which the decision of the committee is based.
     17. RIGHTS UNDER THE PLAN. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan, the crediting of amounts to Book Accounts, and the right to receive payments under this Plan shall not give a Participant or Beneficiary any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant and his Beneficiary shall, for all purposes, be general creditors of the Company. The interests of a Participant and his Beneficiary in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to claims of their creditors. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the rights of the Company and its subsidiaries to discharge an employee at any time for any reason whatsoever, with or without good cause.
     18. TERMINATION OF THE PLAN. Awards may be granted at any time until the Plan is terminated by the Board, or until such earlier date when termination of the Plan shall be required by applicable law.
     19. AMENDMENTS. The Board may from time to time make such changes in and additions to the Plan as it may deem proper; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the number of shares of Common Stock that may be issued under the Plan (except pursuant to Section 14), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, the termination of the Plan or any change or addition to the Plan shall not, without the consent of a Participant who is adversely affected thereby, alter any Awards previously granted to the Participant.
     20. EFFECTIVE DATE. The Plan became effective on June 14, 1984. The 1993 Amendment and Restatement shall be effective as of December 16, 1993, and shall be submitted to the shareholders of the Company for approval. Awards granted before the 1993 Amendment and Restatement shall be governed by the terms of the Plan as in effect before the 1993 Amendment and Restatement, except as provided in Section 9(d) and except to the extent that the Committee, in its sole discretion, specifies otherwise. The provisions of the 1993 Amendment and Restatement shall not apply to an
Award granted on or before February 17, 1993 if such provisions would cause the Award to be subject to the limitations of Code Section 162(m).
     21. SUCCESSORS. The Plan shall be binding upon the Participants and their Beneficiaries and personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.
     22. CONSTRUCTION. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 24th day of February, 1994.
                                   JAMES RIVER CORPORATION OF VIRGINIA
                                   By /S/ CLIFFORD A. CUTCHINS, IV
                                        Senior Vice President,
                                        General Counsel,
                                        Corporate Secretary